Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

AeroClean Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Type 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered (1)		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the AeroClean Technologies, Inc. 2021 Incentive Award Plan	Other	(2)	277,552	(3)	$2.42	(2)	$671,675.84	0.0000927	$62.26
Total Offering Amounts								$671,675.84	0.0000927	$62.26
Total Fee Offsets (4)										—
Net Fee Due										$62.26

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of AeroClean Technologies, Inc. (the “Registrant”) that become issuable under the AeroClean Technologies, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”) set forth herein as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on May 10, 2022.

(3)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the Incentive Award Plan on January 1, 2022 pursuant to an “evergreen” provision contained in the Incentive Award Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the Incentive Award Plan automatically increases on the first day of each fiscal year of the Registrant during the term of the Incentive Award Plan by a number equal to the lesser of (a) 2% of the total number of shares of Common Stock actually issued and outstanding on the last day of the immediately preceding prior fiscal year or (b) a number of shares of Common Stock determined by the Registrant’s board of directors.

(4)	The Registrant does not have any fee offsets.